Exhibit 4.4

SIYATA MOBILE INC.

and

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., jointly as

Warrant Agent

Warrant Agency Agreement

Dated as of [    ] __, 20__

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT, dated as of [     ] __, 20__ (“Agreement”), between Siyata Mobile, Inc., a corporation organized under the laws of British Columbia (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Warrant Agent”).

W I T N E S S E T H

WHEREAS, pursuant to a registered offering (the “Offering”) by the Company of: (i) [___] [Units] with each Unit consisting of one (1) share of the Company’s common share, no par value (the “Common Share(s)”) and one (1) warrant (the “Common Share Purchase Warrant(s)”) to purchase one (1) Common Share (the “Common Warrant Share(s)”) at a price of US$[___] per share (or [__]% of the price of each Common Share sold in the Offering); and/or (ii) [___] [Pre-Funded Units] with each Pre-Funded Unit consisting of one (1) Pre-Funded Warrant (“Pre-Funded Warrant(s)”) to purchase one Common Share at a price of US$0.01 per share and one Common Share Purchase Warrant to purchase one (1) Common Share (the “Pre-Funded Warrant Share(s),” and together with the Common Warrant Share(s), individually and collectively, the “Warrant Shares”)) at a price of US$[___] per share (or [__]% of the price of each Common Share sold in the Offering); and

WHEREAS, the Company granted an over-allotment option to purchase up to 15% of the aggregate number of Units and/or Pre-Funded Units sold, including Common Share Purchase Warrants to purchase an additional [__] Common Shares (the “Over-Allotment Option”) to the Underwriters; and

WHEREAS, upon the terms and subject to the conditions hereinafter set forth and pursuant to an effective registration statement on Form F-1, as amended (File No. 333-[             ]) (the “Registration Statement”), and the terms and conditions of the Common Share Purchase Warrant Certificate and the Pre-Funded Warrant Certificate, the Company wishes to issue the Common Share Purchase Warrants and the Pre-Funded Warrants in book entry form entitling the respective holders of the Common Share Purchase Warrants and the Pre-Funded Warrants (the “Holders,” which term shall include a Holder’s transferees, successors and assigns and “Holder” shall include, if the Common Share Purchase Warrants and the Pre-Funded Warrants are held in “street name,” a Participant (as defined below) or a designee appointed by such Participant); and

WHEREAS, the shares of Common Shares and Common Share Purchase Warrants to be issued in connection with the Offering shall be immediately separable and will be issued separately, but will be purchased together in the Offering and the Common Share Purchase Warrants will not be listed for trading; and

WHEREAS, the Pre-Funded Warrants and Common Share Purchase Warrants to be issued in connection with the Offering shall be immediately separable and will be issued separately, but will be purchased together in the Offering and the Pre-Funded Warrants and the Common Share Purchase Warrants will not be listed for trading; and

WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Common Share Purchase Warrants and the Pre-Funded Warrants (collectively, the “Warrants”) and, in the Warrant Agent’s capacity as the Company’s transfer agent, the delivery of the Warrant Shares.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, all capitalized terms not herein defined shall have the meanings hereby indicated:

(a) “Affiliate” has the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(c) “Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., New York City time, on the next succeeding Business Day.

(d) “Common Share Purchase Warrant Certificate” means a certificate in substantially the form attached as Exhibit 1 hereto, representing such number of Warrant Shares as is indicated therein, provided that any reference to the delivery of a Warrant Certificate in this Agreement shall include delivery of a Definitive Certificate or a Global Warrant (each as defined below).

(e) “Person” means an individual, corporation, association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

(f) “Pre-Funded Warrant Certificate” means a certificate in substantially the form attached as Exhibit 2 hereto, representing such number of Common Shares as is indicated therein, provided that any reference to the delivery of a Warrant Certificate in this Agreement shall include delivery of a Definitive Certificate or a Global Warrant (each as defined below).

All other capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the respective Warrant Certificate.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.

Section 3. Global Warrants.

(a) The Warrants shall be registered securities and each of the Common Share Purchase Warrant and the Pre-Funded Warrant shall be evidenced by a separate global warrant (the “Global Warrants”), in the form of the Common Share Purchase Warrant Certificate and the Pre-Funded Warrant Certificate, each of which shall be deposited with the Warrant Agent and each of which shall be registered in the name of Cede & Co., a nominee of The Depository Trust Company (the “Depositary”), or as otherwise directed by the Depositary. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depositary or its nominee for each such Global Warrant or (ii) institutions that have accounts with the Depositary (such institution, with respect to each such Warrant in its account, a “Participant”).

(b) If the Depositary subsequently ceases to make its book-entry settlement system available for the Common Share Purchase Warrants and the Pre-Funded Warrants, the Company may instruct the Warrant Agent regarding other arrangements for book-entry settlement. In the event that the Common Share Purchase Warrants and the Pre-Funded Warrants are not eligible for, or it is no longer necessary to have the Common Share Purchase Warrants and the Pre-Funded Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each Global Warrant, and the Company shall instruct the Warrant Agent to deliver to each Holder a Common Share Purchase Warrant Certificate or a Pre-Funded Warrant Certificate, as applicable.

(c) A Holder has the right to elect at any time or from time to time a Warrant Exchange (as defined below) pursuant to a Warrant Certificate Request Notice (as defined below). Upon written notice by a Holder to the Company and the Warrant Agent for the exchange of some or all of such Holder’s Global Warrants for a separate certificate substantially in the form attached hereto as Exhibit 1 or Exhibit 2, as the case may be (such separate certificate, a “Definitive Certificate”) evidencing the same number of either Common Share Purchase Warrants or Pre-Funded Warrants, as applicable, which request shall be in the form attached hereto as Exhibit 3 (a “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date” and the surrender by the Holder to the Warrant Agent of a number of Global Warrants for the same number of Common Share Purchase Warrants or the Pre-Funded Warrants evidenced by a Common Share Purchase Warrant Certificate or a Pre-Funded Warrant Certificate, a “Warrant Exchange”) properly completed and duly executed, the Company and the Warrant Agent shall promptly effect the Warrant Exchange and the Company shall promptly issue and deliver to the Holder a Definitive Certificate for such number of Common Share Purchase Warrants or Pre-Funded Warrants in the name set forth in the Warrant Certificate Request Notice. Such Definitive Certificate shall be dated the original issue date of the Common Share Purchase Warrants or Pre-Funded Warrants, shall be manually executed by an authorized signatory of the Company, shall be substantially in the form attached hereto as Exhibit 1 or Exhibit 2, as applicable, and shall be reasonably acceptable in all respects to such Holder. In connection with a Warrant Exchange, the Company agrees to deliver the Definitive Certificate to the Holder within ten (10) Business Days of the Warrant Certificate Request Notice pursuant to the delivery instructions in the Warrant Certificate Request Notice (“Warrant Certificate Delivery Date”). If the Company fails for any reason to deliver to the Holder the Definitive Certificate subject to the Warrant Certificate Request Notice by the Warrant Certificate Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Common Warrant Shares [or Pre-Funded Warrant Shares, as applicable,] evidenced by such Definitive Certificate (based on the VWAP (as defined in the Common Share Purchase Warrants or Pre-Funded Warrants) of the Common Shares on the Warrant Certificate Request Notice Date), $10 per Business Day for each Business Day after such Warrant Certificate Delivery Date until such Definitive Certificate is delivered or, prior to delivery of such Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate, the Holder rescinds such Warrant Exchange. The Warrant Agent shall have no liability for the Company’s failure to deliver to the Holders the Definitive Certificates as set forth in this Section 3(c). The Company covenants and agrees that, upon the date of delivery of the Warrant Certificate Request Notice, the Holder shall be deemed to be the holder of the Definitive Certificate and, notwithstanding anything to the contrary set forth herein, the Definitive Certificate shall be deemed for all purposes to contain all of the terms and conditions of the Common Share Purchase Warrants or Pre-Funded Warrants evidenced by such Warrant Certificate and the terms of this Agreement, other than Sections 3(c), 3(d) and 9 herein, shall not apply to the Common Share Purchase Warrants or Pre-Funded Warrants evidenced by the Definitive Certificate. Notwithstanding anything herein to the contrary, the Company shall act as warrant agent with respect to any Definitive Certificate requested and issued pursuant to this section and the Warrant Agent shall have no duty or obligations with respect to any Definitive Certificate or the Warrants and Warrant Shares represented thereby. Notwithstanding anything to the contrary contained in this Agreement, in the event of inconsistency between any provision in this Agreement and any provision in a Definitive Certificate, as it may from time to time be amended, the terms of such Definitive Certificate shall control.

(d) A Holder of a Definitive Certificate (pursuant to a Warrant Exchange or otherwise) has the right to elect at any time or from time to time a Global Warrants Exchange (as defined below) pursuant to a Global Warrants Request Notice (as defined below). Upon written notice by a Holder to the Company for the exchange of some or all of such Holder’s Common Share Purchase Warrants or Pre-Funded Warrants evidenced by a Definitive Certificate for a beneficial interest in Global Warrants held in book-entry form through the Depositary evidencing the same number of Common Share Purchase Warrants or Pre-Funded Warrants, which request shall be in the form attached hereto as Exhibit 3 (a “Global Warrants Request Notice” and the date of delivery of such Global Warrants Request Notice by the Holder, the “Global Warrants Request Notice Date” and the surrender upon delivery by the Holder of the Common Share Purchase Warrants or Pre-Funded Warrants evidenced by Definitive Certificates for the same number of Common Share Purchase Warrants or Pre-Funded Warrants evidenced by a beneficial interest in Global Warrants held in book-entry form through the Depositary, a “Global Warrants Exchange”), the Company shall promptly effect the Global Warrants Exchange and shall promptly direct the Warrant Agent to issue and deliver to the Holder Global Warrants for such number of Common Share Purchase Warrants or Pre-Funded Warrants in the Global Warrants Request Notice, which beneficial interest in such Global Warrants shall be delivered by the Depositary’s Deposit or Withdrawal at Custodian system to the Holder pursuant to the instructions in the Global Warrants Request Notice. In connection with a Global Warrants Exchange, the Company shall direct the Warrant Agent to deliver the beneficial interest in such Global Warrants to the Holder within ten (10) Business Days of the Global Warrants Request Notice pursuant to the delivery instructions in the Global Warrant Request Notice (“Global Warrants Delivery Date”). If the Company fails for any reason to deliver to the Holder Global Warrants subject to the Global Warrants Request Notice by the Global Warrants Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares evidenced by such Global Warrants (based on the VWAP (as defined in the Warrants) of the Common Shares on the Global Warrants Request Notice Date), $10 per Business Day for each Business Day after such Global Warrants Delivery Date until such Global Warrants are delivered or, prior to delivery of such Global Warrants, the Holder rescinds such Global Warrants Exchange. The Company covenants and agrees that, upon the date of delivery of the Global Warrants Request Notice, the Holder shall be deemed to be the beneficial holder of such Global Warrants.

(e) The Company shall provide to the Warrant Agent an opinion of counsel on or prior to the issuance of Warrants to set up a reserve of the Warrant Shares for the outstanding Warrants. The opinion shall state that all Warrants or Warrant Shares, as applicable, are, (i) registered under the Securities Act of 1933, as amended, or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the Warrants or Warrant Shares, and (ii) the Warrant Shares, upon receipt of full payment therefor according to the terms of the Warrant, will be validly issued, fully paid and non-assessable..

Section 4. Form of Warrant Certificates. The Common Share Purchase Warrant Certificate and the Pre-Funded Warrant Certificate, together with the form of election to purchase Common Shares (“Notice of Exercise”) and the form of assignment to be printed on the reverse thereof, shall be substantially in the form of Exhibit 1 and Exhibit 2, respectively, hereto.

Section 5. Countersignature and Registration. Each Global Warrant shall be executed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or Vice President, by facsimile signature, and have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, by facsimile signature. Each Global Warrant shall be countersigned by the Warrant Agent by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Global Warrant shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Global Warrant, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Global Warrant had not ceased to be such officer of the Company; and any Global Warrant may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant, shall be a proper officer of the Company to sign such Global Warrant, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

The Warrant Agent will keep or cause to be kept, at one of its offices, or at the office of one of its agents, books for registration and transfer of the Global Warrants issued hereunder. Such books shall show the names and addresses of the respective Holders of the Global Warrant, the number of warrants evidenced on the face of each of such Global Warrant and the date of each of such Global Warrant. The Warrant Agent will create a special account for the issuance of Global Warrants. The Company will keep or cause to be kept at one of its offices, books for the registration and transfer of any Definitive Certificates issued hereunder and the Warrant Agent shall not have any obligation to keep books and records with respect to any Definitive Warrants. Such Company books shall show the names and addresses of the respective Holders of the Definitive Certificates, the number of warrants evidenced on the face of each such Definitive Certificate and the date of each such Definitive Certificate.

Section 6. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates. With respect to the Global Warrants, subject to the provisions of the Common Share Purchase Warrant Certificate and the Pre-Funded Warrant Certificate and the last sentence of this first paragraph of Section 6 and subject to applicable law, rules or regulations, or any “stop transfer” instructions the Company may give to the Warrant Agent, at any time after the closing date of the Offering, and at or prior to the Close of Business on the Termination Date (as such term is defined in the Common Share Purchase Warrant Certificate or the Pre-Funded Warrant Certificate), any Global Warrant or Global Warrants may be transferred, split up, combined or exchanged for another Global Warrant or Global Warrants, entitling the Holder to purchase a like number of Common Shares as the Global Warrant or Global Warrants surrendered then entitled such Holder to purchase. Any Holder desiring to transfer, split up, combine or exchange any Global Warrant shall make such request in writing delivered to the Warrant Agent, and shall surrender the Global Warrant to be transferred, split up, combined or exchanged at the office of the Warrant Agent designated for such purpose. Any requested transfer of Common Share Purchase Warrants or Pre-Funded Warrants, whether in book-entry form or certificate form, shall be accompanied by reasonable evidence of authority of the party making such request that may be required by the Warrant Agent. Thereupon the Warrant Agent shall, subject to the last sentence of this first paragraph of Section 6, countersign and deliver to the Person entitled thereto a Global Warrant or Global Warrants, as the case may be, as so requested. The Company may require payment from the Holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Global Warrants and the Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made. The Company shall compensate the Warrant Agent per the fee schedule mutually agreed upon by the parties hereto and provided separately on the date hereof.

Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the loss, theft, destruction or mutilation of a Common Share Purchase Warrant Certificate or the Pre-Funded Warrant Certificate, which evidence shall include an affidavit of loss, or in the case of mutilated certificates, the certificate or portion thereof remaining, and, in case of loss, theft or destruction, of indemnity in customary form and amount (but, with respect to any Definitive Certificates, shall not include the posting of any bond by the Holder) satisfactory to the Warrant Agent and the Company, and satisfaction of any other reasonable requirements established by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Common Share Purchase Warrant Certificate or the Pre-Funded Warrant Certificate if mutilated, the Company will make and deliver a new Common Share Purchase Warrant Certificate or the Pre-Funded Warrant Certificate of like tenor to the Warrant Agent for delivery to the Holder in lieu of the Common Share Purchase Warrant Certificate or the Pre-Funded Warrant Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Warrants; Exercise Price; Termination Date.

(a) The Common Share Purchase Warrants or the Pre-Funded Warrants shall be exercisable commencing on the Initial Exercise Date. The Common Share Purchase Warrants or the Pre-Funded Warrants shall cease to be exercisable and shall terminate and become void as set forth in the Common Share Purchase Warrant Certificate or the Pre-Funded Warrant Certificate. Subject to the foregoing and to Section 7(b) below, the Holder of a Common Share Purchase Warrant or the Pre-Funded Warrant may exercise the Common Share Purchase Warrant or the Pre-Funded Warrant in whole or in part upon surrender of the Common Share Purchase Warrant Certificate or the Pre-Funded Warrant Certificate, if required, with the executed Notice of Exercise and payment of the Exercise Price, which may be made, at the option of the Holder, by wire transfer or by certified or official bank check in United States dollars, to the Warrant Agent at the office of the Warrant Agent designated for such purpose or to the office of one of its agents as may be designated by the Warrant Agent from time to time. In the case of the Holder of a Global Warrant, the Holder shall deliver the executed Notice of Exercise and the payment of the Exercise Price as described herein and Section 2(a) of the Common Share Purchase Warrant Certificate or the Pre-Funded Warrant Certificate. Notwithstanding any other provision in this Agreement, a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the Depositary (or another established clearing corporation performing similar functions), shall effect exercises by delivering to the Depositary (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by the Depositary (or such other clearing corporation, as applicable). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. The Company hereby acknowledges and agrees that, with respect to a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the Depositary (or another established clearing corporation performing similar functions), upon delivery of irrevocable instructions to such holder’s Participant to exercise such warrants, that solely for purposes of Regulation SHO that such holder shall be deemed to have exercised such warrants.

(b) Upon receipt of a Notice of Exercise for a cashless exercise pursuant to Section 2(c) of the Warrant (a “Cashless Exercise”) the Company will promptly calculate and transmit to the Warrant Agent the number of Warrant Shares issuable in connection with such Cashless Exercise and deliver a copy of the Notice of Exercise to the Warrant Agent, which shall issue such number of Warrant Shares in connection with such Cashless Exercise. The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise is accurate or correct.

(c) Upon the exercise of the Common Share Purchase Warrant Certificate or the Pre-Funded Warrant Certificate pursuant to the terms of the Common Share Purchase Warrant Certificate or the Pre-Funded Warrant Certificate, the Warrant Agent shall cause the Warrant Shares underlying such Common Share Purchase Warrant Certificate or the Pre-Funded Warrant Certificate or Global Warrant to be delivered to or upon the order of the Holder of such Common Share Purchase Warrant Certificate or the Pre-Funded Warrant Certificate or Global Warrant, registered in such name or names as may be designated by such Holder, no later than the Warrant Share Delivery Date (as such term is defined in the Warrant Certificate). If the Company is then a participant in the DWAC system of the Depositary and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant is being exercised via Cashless Exercise, then the certificates for Warrant Shares shall be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder’s broker with the Depositary through its DWAC system. For the avoidance of doubt, if the Company becomes obligated to pay any amounts to any Holders pursuant to Section 2(d)(i) or 2(d)(iv) of the Common Share Purchase Warrant Certificate or the Pre-Funded Warrant Certificate, such obligation shall be solely that of the Company and not that of the Warrant Agent. Notwithstanding anything else to the contrary in this Agreement, except in the case of a Cashless Exercise, if any Holder fails to duly deliver payment to the Warrant Agent of an amount equal to the aggregate Exercise Price of the Warrant Shares to be purchased upon exercise of such Holder’s Common Share Purchase Warrant or the Pre-Funded Warrant as set forth in Section 7(a) hereof by the Warrant Share Delivery Date, the Warrant Agent will not obligated to deliver such Warrant Shares (via DWAC or otherwise) until following receipt of such payment, and the applicable Warrant Share Delivery Date shall be deemed extended by one day for each day (or part thereof) until such payment is delivered to the Warrant Agent.

(d) The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price for all Common Share Purchase Warrants or Pre-Funded Warrants as described in Section 7(e) and shall advise the Company via email at the end of each day on which notices of exercise are received or funds for the exercise of any Common Share Purchase Warrant or Pre-Funded Warrant are received of the amount so deposited to its account. The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.

(e) All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company.  Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.).  Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this Section 7(e), including any losses resulting from a default by any bank, financial institution or other third party.  Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits.  Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 8. Cancellation and Destruction of Warrant Certificates. All Common Share Purchase Warrant Certificates or the Pre-Funded Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent shall deliver all canceled Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate to the Company, or shall, at the written request of the Company, destroy such canceled Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to the Company, subject to any applicable law, rule or regulation requiring the Warrant Agent to retain such canceled certificates.

Section 9. Certain Representations; Reservation and Availability of Common Shares or Cash.

(a) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Warrants have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Warrant Agent pursuant hereto and payment therefor by the Holders as provided in the Registration Statement, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits hereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) As of the date hereof, the authorized capital stock of the Company consists of (i) an unlimited number of authorized Common Shares, of which approximately 5,351,695 Common Shares were issued and outstanding as of December 6, 2021 and [    ] Common Shares are reserved for issuance upon exercise of the Common Share Purchase Warrants and the Pre-Funded Warrants. Except as disclosed in the Registration Statement, there are no other outstanding obligations, warrants, options or other rights to subscribe for or purchase from the Company any class of capital stock of the Company.

(c) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or its authorized and issued Common Shares held in its treasury, free from preemptive rights, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Common Share Purchase Warrants and Pre-Funded Warrants.

(d) The Warrant Agent will create a special account for the issuance of Common Shares upon the exercise of Common Share Purchase Warrants or Pre-Funded Warrants.

(e) The Company further covenants and agrees that it will pay when due and payable any and all United States and/or Canadian federal and state/provincial transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates or certificates evidencing Common Shares upon exercise of the Warrants. Neither the Company nor the Warrant Agent shall, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the Holder of the Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate evidencing Common Share Purchase Warrants or Pre-Funded Warrants surrendered for exercise or to issue or deliver any certificate for Common Shares upon the exercise of any Common Share Purchase Warrants or Pre-Funded Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the Holder of such Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate at the time of surrender) or until it has been established to the Company’s and the Warrant Agent’s reasonable satisfaction that no such tax or governmental charge is due.

Section 10. Common Share Record Date. Each Person in whose name any certificate for Common Shares is issued (or to whose broker’s account is credited Common Shares through the DWAC system) upon the exercise of Common Share Purchase Warrants or Pre-Funded Warrants shall for all purposes be deemed to have become the holder of record for the Common Shares represented thereby on, and such certificate shall be dated, the date on which submission of the Notice of Exercise was made, provided that the Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate evidencing such Common Share Purchase Warrant or Pre-Funded Warrant is duly surrendered (but only if required herein) and payment of the Exercise Price (and any applicable transfer taxes) is received on or prior to the Warrant Share Delivery Date; provided, however, that if the date of submission of the Notice of Exercise is a date upon which the Common Share transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such Common Shares on, and such certificate shall be dated, the next succeeding day on which the Common Share transfer books of the Company are open.

Section 11. Adjustment of Exercise Price, Number of Common Shares or Number of Common Share Purchase Warrants or Pre-Funded Warrants. The Exercise Price, the number of shares covered by each Common Share Purchase Warrant or Pre-Funded Warrant and the number of Common Share Purchase Warrants or Pre-Funded Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate. In the event that at any time, as a result of an adjustment made pursuant to Section 3 of the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificate, the Holder of any Common Share Purchase Warrant or Pre-Funded Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Common Share Purchase Warrant or Pre-Funded Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 3 of the Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate and the provisions of Sections 7, 11 and 12 of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares. All Common Share Purchase Warrants or Pre-Funded Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Common Share Purchase Warrants or Pre-Funded Warrants, all subject to further adjustment as provided herein.

Section 12. Certification of Adjusted Exercise Price or Number of Common Shares. Whenever the Exercise Price or the number of Common Shares issuable upon the exercise of each Common Share Purchase Warrant or Pre-Funded Warrant is adjusted as provided in Section 11 or 13, the Company shall (a) promptly prepare a certificate setting forth the Exercise Price of each Common Share Purchase Warrant or Pre-Funded Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) instruct the Warrant Agent to send a brief summary thereof to each Holder of a Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate. The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

Section 13. Fractional Common Shares.

(a) The Company shall not issue fractions of Common Share Purchase Warrants or Pre-Funded Warrants or distribute Warrant Certificates which evidence fractional Common Share Purchase Warrants or Pre-Funded Warrants. Whenever any fractional Common Share Purchase Warrant or Pre-Funded Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall reflect a rounding of such fraction to the nearest whole Warrant (rounded up).

(b) The Company shall not issue fractions of Common Shares upon exercise of Common Share Purchase Warrants or Pre-Funded Warrants or distribute stock certificates which evidence fractional Common Shares. Whenever any fraction of a Common Share would otherwise be required to be issued or distributed, the actual issuance or distribution in respect thereof shall be made in accordance with Section 2(d)(v) of the Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate.

Section 14. Conditions of the Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the express terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates shall be subject:

(a)	Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation detailed on Exhibit 4 hereto for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred without gross negligence or willful misconduct finally determined by a non-appealable judgment of a court of competent jurisdiction to have been directly caused by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, or willful misconduct on the part of the Warrant Agent (in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction) to have been directly caused by Warrant Agent hereunder, including the reasonable costs and expenses of defending against any claim of such liability. The Warrant Agent shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith or to take any other action likely to involve the Warrant Agent in expense, unless first indemnified to the Warrant Agent’s satisfaction. The Warrant Agent’s indemnities, immunities and protections provided by this Section 14 and Section 16 hereof shall survive the resignation or discharge of the Warrant Agent or the termination of this Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Warrant Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought, and the Warrant Agent’s aggregate liability to the Company, or any of the Company’s representatives or agents, under this Section 14(a) or under any other term or provision of this Agreement, whether in contract, tort, or otherwise, is expressly limited to, and shall not exceed in any circumstances, one (1) year’s fees received by the Warrant Agent as fees and charges under this Agreement, but not including reimbursable expenses previously reimbursed to the Warrant Agent by the Company hereunder.

(b)	Agent for the Company. In acting under this Warrant Agreement and in connection with the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the Holders of the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates or beneficial owners of Common Share Purchase Warrants or Pre-Funded Warrants.

(c)	Counsel. The Warrant Agent may consult with counsel satisfactory to it, which may include counsel for the Company, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith and in accordance with the advice or opinion of such counsel.

(d)	Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e)	Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Common Share Purchase Warrants or Pre-Funded Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture to which the Company is a party.

(f)	No Liability for Interest. The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates.

(g)	No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates (except as to the Warrant Agent’s countersignature thereon).

(h)	No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates (except as to the Warrant Agent’s countersignature thereon), all of which are made solely by the Company.

(i)	No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificate. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law.

Section 15. Purchase or Consolidation or Change of Name of Warrant Agent. Any Person into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any Person succeeding to the shareholder services or corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates so countersigned; and in case at that time any of the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates shall have the full force provided in the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver such Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates so countersigned; and in case at that time any of the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates either in its prior name or in its changed name; and in all such cases such Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates shall have the full force provided in the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates and in this Agreement.

Section 16. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following express terms and conditions, by all of which the Company, by its acceptance hereof, shall be bound:

(a) The Warrant Agent may consult with legal counsel reasonably acceptable to the Company (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, Chief Financial Officer or Vice President of the Company; and such certificate shall be full authentication to the Warrant Agent for any action taken or omitted to be taken in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) Subject to the limitation set forth in Section 14, the Warrant Agent shall be liable hereunder only for its own gross negligence or willful misconduct or for a breach of this Agreement (as determined by a final, non-appealable judgment of a court of competent jurisdiction).

(d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate (except its countersignature thereof) by the Company or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of Common Shares required under the provisions of Section 11 or 13 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of the Common Share Purchase Warrants or Pre-Funded Warrants evidenced by the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any Common Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f) Each party hereto agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the other party hereto for the carrying out or performing by any party of the provisions of this Agreement.

(g) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, Chief Financial Officer or Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable and shall be indemnified and held harmless for any action taken or omitted to be taken by it in good faith in accordance with such instructions with instructions of such officer, provided that the Warrant Agent performs such instructions without gross negligence or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction).

(h) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Common Share Purchase Warrants or Pre-Funded Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent bad faith, gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

Section 17. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing sent to the Company and to each transfer agent of the Common Shares, and to the Holders of the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days’ notice in writing, sent to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Shares, and to the Holders of the Common Share Purchase Warrant Certificates and Pre-Funded Warrant Certificates. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate (who shall, with such notice, submit his Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate for inspection by the Company), then the Holder of any Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent, provided that, for purposes of this Agreement, the Company shall be deemed to be the Warrant Agent until a new warrant agent is appointed. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a Person (other than a natural person) organized and doing business under the laws of the United States or of a state thereof or of Canada, in good standing, which is authorized under such laws to exercise shareholder services or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus (together with its Affiliates) of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the Company or the successor Warrant Agent, as the case may be, any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, or assumption of the Warrant Agent’s role by the Company, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the Holders of the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates. However, failure to give any notice provided for in this Section 17, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

Section 18. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the Common Share Purchase Warrants or Pre-Funded Warrants to the contrary, the Company may, at its option, issue new Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates evidencing Common Share Purchase Warrants or Pre-Funded Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates made in accordance with the provisions of this Agreement.

Section 19. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate to or on the Company, (ii) subject to the provisions of Section 17, by the Company or by the Holder of any Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holder of any Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate shall be deemed given (a) on the date delivered, if delivered personally, (b) on the first Business Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) on the fourth Business Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at or prior to 5:30 p.m. (New York City time) on a Business Day and (e) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to the Company, to:

Siyata Mobile Inc.

1001 Lenoir St Suite A-414

Montreal, QC H4C 2Z6

Canada

Attn: Gerald Bernstein, Chief Financial Officer

(b)	If to the Warrant Agent, to:

Computershare Inc.

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Attn: Client Services

For any notice delivered by email to be deemed given or made, such notice must be followed by notice sent by overnight courier service to be delivered on the next business day following such email, unless the recipient of such email has acknowledged via return email receipt of such email.

(c) If to the Holder of any Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Common Share Purchase Warrant or Pre-Funded Warrant may be given by the Warrant Agent on behalf of the Company. Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to a Holder of any Common Share Purchase Warrant or Pre-Funded Warrant such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the procedures of the Depositary or its designee.

Section 20. Supplements and Amendments.

(a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement or any Global Warrant without the approval of any Holders of Global Warrants in order to add to the covenants and agreements of the Company for the benefit of the Holders of the Global Warrants or to surrender any rights or power reserved to or conferred upon the Company in this Agreement, provided that such addition or surrender shall not adversely affect the interests of the Holders of the Global Warrants in any material respect.

(b) In addition to the foregoing, with the consent of Holders of Global Warrants entitled, upon exercise thereof, to receive not less than a majority of the Warrant Shares issuable thereunder, the Company and the Warrant Agent may modify this Agreement or any Global Warrant for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the Holders of the Global Warrants; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 11) upon which the Global Warrants are exercisable or the rights of holders of Global Warrants to receive liquidated damages or other payments in cash from the Company or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the Holder of each outstanding Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate affected thereby; provided further, however, that no amendment hereunder shall affect any terms of any Common Share Purchase Warrant Certificate or Pre-Funded Warrant Certificate issued in a Warrant Exchange. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 20. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be required to execute any supplement or amendment to this Agreement or any Warrant that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No supplement or amendment to this Agreement or any Global Warrant shall be effective unless duly executed by the Warrant Agent and the Company.

Section 21. Successors. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than the Company, the Holders of Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates and the Warrant Agent any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Common Share Purchase Warrant Certificates or Pre-Funded Warrant Certificates. Notwithstanding anything to the contrary contained herein, to the extent any provision of a Common Share Purchase Warrant Certificate or a Pre-Funded Warrant Certificate conflicts with any provision of this Agreement, the provisions of this Agreement shall govern and be controlling with respect to the rights, duties, obligations and immunities of the Warrant Agent.

Section 23. Governing Law. This Agreement and each Warrant Certificate and Global Warrant issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to the conflicts of law principles thereof.

Section 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 25. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 26. Information. The Company agrees to promptly provide to the Holders of the Common Share Purchase Warrants or Pre-Funded Warrants any information it provides to the holders of the Common Shares, except to the extent any such information is publicly available on the EDGAR system (or any successor thereof) of the Securities and Exchange Commission.

Section 27. Force Majeure. Notwithstanding anything to the contrary contained herein or in any Warrant Certificate, the Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, extreme weather events, terrorist acts, pandemics, epidemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of any utilities, communications, or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest. Notwithstanding the above, the Warrant Agent shall take all industry standard measures to protect Company and Warrant holders data and personal information in connection with its performance under this Agreement. All right, title and interest to Company data shall belong to the Company and Warrant Agent has no intellectual property rights, license or other claim to Company data or data relating to holders of the Warrants that is hosted, stored, or transferred to and from the computer systems hosted by the Warrant Agent or its contractors.

Section 28. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached Schedule 4 shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law, including, without limitation, pursuant to the rules and regulations of the Securities and Exchange Commission, subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SIYATA MOBILE INC.

By:
Name: Marc Seelenfreund
Title: Chief Executive Officer

By:
Name: Gerald Bernstein
Title: Chief Financial Officer

COMPUTERSHARE INC. and
COMPUTERSHARE TRUST COMPANY, N.A., for both entities

By:
Name:
Title:

Exhibit 1

Form of Common Share Purchase Warrant Certificate

Exhibit 2

Form of Pre-Funded Warrant

Exhibit 3

Form of Warrant Certificate Request Notice

WARRANT CERTIFICATE REQUEST NOTICE

To: Computershare Inc. and Computershare Trust Company, N.A., jointly, as Warrant Agent for Siyata Mobile Inc. (the “Company”)

The undersigned Holder of [Common Share Purchase Warrants (“Common Share Purchase Warrants”)] [Pre-Funded Warrants (“Pre-Funded Warrants”)] in the form of Global Warrants issued by the Company hereby elects to receive a [Common Share Purchase Warrant Certificate (“Common Share Purchase Warrant Certificate”)] [Pre-Funded Warrant Certificate (“Pre-Funded Warrant Certificate”)] evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of [Common Share Purchase Warrants] [Pre-Funded Warrants] in form of Global Warrants: _____________________________

2.	Name of Holder in [Common Share Purchase Warrant Certificate] [Pre-Funded Warrant Certificate] (if different from name of Holder of [Common Share Purchase Warrant Certificate] [Pre-Funded Warrant Certificate] in form of Global Warrants): ________________________________

3.	Number of [Common Share Purchase Warrants] [Pre-Funded Warrants] in name of Holder in form of Global Warrants: ___________________

4.	Number of [Common Share Purchase Warrants] [Pre-Funded Warrants] for which [Common Share Purchase Warrant Certificate] [Pre-Funded Warrant Certificate] shall be issued: __________________

5.	Number of [Common Share Purchase Warrants] [Pre-Funded Warrants] in name of Holder in form of Global Warrants after issuance of [Common Share Purchase Warrant Certificate] [Pre-Funded Warrant Certificate], if any: ___________

6.	[Common Share Purchase Warrant Certificate] [Pre-Funded Warrant Certificate] shall be delivered to the following address:

______________________________

______________________________

______________________________

______________________________

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the [Common Share Purchase Warrant Certificate] [Pre-Funded Warrant Certificate], the Holder is deemed to have surrendered the number of [Common Share Purchase Warrants] [Pre-Funded Warrants] in form of Global Warrants in the name of the Holder equal to the number of [Common Share Purchase Warrants] [Pre-Funded Warrants] evidenced by the [Common Share Purchase Warrant Certificate] [Pre-Funded Warrant Certificate].

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________

Name of Authorized Signatory: ________________________________________________

Title of Authorized Signatory: _________________________________________________

Date: _______________________________________________________________

Exhibit 3

Form of Global Warrant Request Notice

GLOBAL WARRANT REQUEST NOTICE

To: Computershare Inc. and Computershare Trust Company, N.A., jointly, as Warrant Agent for Siyata Mobile Inc. (the “Company”)

The undersigned Holder of [Common Share Purchase Warrants [(“Common Share Purchase Warrants”)] / [Pre-Funded Warrants (“Pre-Funded Warrants”)] in the form of [Common Share Purchase Warrant Certificates (“Common Share Purchase Warrant Certificates”)] / [Pre-Funded Warrant Certificates (“Pre-Funded Warrant Certificates”)] issued by the Company hereby elects to receive a Global Warrant evidencing the [Common Share Purchase Warrants] / [Pre-Funded Warrants] held by the Holder as specified below:

1.	Name of Holder of [Common Share Purchase Warrants] / [Pre-Funded Warrants] in form of [Common Share Purchase Warrant Certificates] / [Pre-Funded Warrant Certificates]: _____________________________

2.	Name of Holder in Global Warrant (if different from name of Holder of [Common Share Purchase Warrants] / [Pre-Funded Warrants] in form of [Common Share Purchase Warrant Certificates] / [Pre-Funded Warrant Certificates]: ________________________________

3.	Number of [Common Share Purchase Warrants] / [Pre-Funded Warrants] in name of Holder in form of [Common Share Purchase Warrant Certificates] / [Pre-Funded Warrant Certificates]: ___________________

4.	Number of [Common Share Purchase Warrants] / [Pre-Funded Warrants] for which Global Warrant shall be issued: __________________

5.	Number of [Common Share Purchase Warrants] / [Pre-Funded Warrants] in name of Holder in form of [Common Share Purchase Warrant Certificates] / [Pre-Funded Warrant Certificates] after issuance of Global Warrant, if any: ___________

6.	Global Warrant shall be delivered to the following address:

______________________________

______________________________

______________________________

______________________________

The undersigned hereby acknowledges and agrees that, in connection with this Global Warrant Exchange and the issuance of the Global Warrant, the Holder is deemed to have surrendered the number of [Common Share Purchase Warrants] / [Pre-Funded Warrants] in form of [Common Share Purchase Warrant Certificates] / [Pre-Funded Warrant Certificates] in the name of the Holder equal to the number of [Common Share Purchase Warrants] / [Pre-Funded Warrants] evidenced by the Global Warrant.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________

Name of Authorized Signatory: ________________________________________________

Title of Authorized Signatory: _________________________________________________

Date: _______________________________________________________________

Exhibit 4

Warrant Agent Fee Schedule